SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15 (D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)  June 11, 1996

                          NESTOR, INC.
            (Exact name of registrant as specified in charter)


Delaware                      0-12-965        13-3163744
 (State of other jurisdiction (Commission     IRS employer
of incorporation)             file number)    identification no.

One Richmond Square, Providence, Rhode Island  02906
     (Address of principal executive offices)



Registrant's telephone number, including area code: 401-331-9640

                              N/A
   (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

   On June 11, 1996 the Registrant sold to National Computer Systems, Inc. ("NCS") certain assets relating to its character recognition business. The disposition and consideration received and to be received is described in the exhibits annexed as part of Item 7. The Asset Purchase Agreement and License Agreement provide NCS with the exclusive use of the Registrant's character recognition products and technology in the document management field and use of the Registrant's neural network technology in data analysis, non-character based document processing and voice recognition applications.

Item 7.   Exhibits.

                            EXHIBITS


The following exhibits are filed herewith:

Exhibit No.         Description

                    10                                 Asset
                    Purchase Agreement dated
                                                       June 11,
                    1996 between the Registrant
                                                       and NCS

                    10                                 License
                    Agreement dated June 11, 1996
                                                       between
                    the Registrant and NCS



                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 10, 1996              NESTOR, INC.

                                   (Registrant)


                                   By:
                                      /s/ Herbert S. Meeker
                                      Secretary